SULLIVAN & WORCESTER
                                One Post Office Square
                             Boston, Massachusetts 02109









                                             June 2, 1994



          Health and Rehabilitation Properties Trust
          400 Centre Street
          Newton, MA  02158

          Ladies and Gentlemen:

               In connection with the registration by Health and Rehabilitation Properties Trust, a Maryland real estate investment trust (the "Company"), of up to $345,000,000 in aggregate amount of (i) one or more series of debt securities of the Company (the "Debt Securities"), (ii) one or more series of preferred shares of beneficial interest, $.01 par value, of the Company, (the "Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value, of the Company, (the "Common Shares"), or (iv) warrants to purchase Common Shares (the "Common Warrants" and, together with the Debt Securities, Preferred Shares and Common Shares, the "Registered Securities"), for offering by the Company from time to time, as set forth in the prospectus which forms a part of the Registration Statement defined below (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission as Exhibit 5 to the Company's Registration Statement on Form S-3, File No. 33-53173 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act").

          Health and Rehabilitation Properties Trust
          June 2, 1994
          Page 2



               We assume that the issuance, sale, amount and terms of the Registered Securities to be offered from time to time will be authorized and determined by proper action of the Board of Trustees of the Company in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Declaration of Trust and applicable Maryland law. We further assume that (i) any Debt Securities will be issued pursuant to an indenture to be dated as of June 1, 1994 (the "Indenture") between the Company and Shawmut Bank, N.A., as trustee (the "Trustee"), a form of which is filed as Exhibit 4.1 to the Registration Statement; and (ii) any Common Warrants will be issued under one or more common stock warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

               We have acted as counsel for the Company in connection with the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the form of indenture filed as
          Exhibit 4.1 thereto, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed the Registration Statement, the Prospectus, the Company's Declaration of Trust and the Company's By-Laws.

               We express no opinion herein as to the laws of any jurisdiction other than the Commonwealth of Massachusetts and the federal law of the United States. Insofar as this opinion involves matters of Maryland law we have, with your permission relied solely on the opinion of Piper & Marbury, a copy of which is attached hereto.

               In addition, we express no opinion (i) as to provisions of the Indenture, any Supplemental Indenture and the Debt Securities providing for the payment of prepayment interest or premiums, default interest or premiums, late charges or similar payments in the event of an involuntary prepayment of principal under the Debt Securities or to the extent that a court may find, notwithstanding the statements to the contrary contained in the Indenture, Supplemental Indenture or Debt Securities, that such payments constitute a penalty; or (ii) with respect to whether acceleration of the Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          Health and Rehabilitation Properties Trust
          June 2, 1994
          Page 3



               Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

                    1. The Indenture has been duly authorized, and when duly executed and delivered by the Company will be the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                    2. When the Registration Statement has become effective under the Act and when the Debt Securities have been (a) duly established by the Indenture or any supplement thereto as provided in the Indenture (a "Supplemental Indenture"), (b) duly authenticated by the Trustee and duly authorized and established by the applicable Board Action, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action and underwriting agreement (if any), the Indenture and any applicable Supplemental Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will be duly authorized and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                    3. When the Registration Statement has become effective under the Act and when a series of the Preferred Shares has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Declaration of Trust and applicable law, and, upon issuance and delivery of certificates for shares of such series of Preferred Shares against payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the applicable Board Action and the applicable underwriting agreement (if any), the shares represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to the holders of such shares except as described in the Registration Statement under the caption "Description of Preferred Shares -- Limitation of Liability; Shareholder Liability."

                    4. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for Common Shares against payment therefor in the manner contemplated by such Board Action and an underwriting agreement (if any), the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will

          Health and Rehabilitation Properties Trust
          June 2, 1994
          Page 4



               be duly authorized, validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to the holders of such shares except as described in the Company's Registration Statement on Form 8-A dated November 8, 1986, as amended by Form 8 dated July 30, 1991, and incorporated by reference into the Prospectus forming a part of the Registration Statement.

                    5. When the Registration Statement has become effective under the Act and when the Common Warrants have been (a) duly established by the related Warrant Agreement,
               (b) duly authenticated by the Trustee and duly authorized and established by the applicable Board Action, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action and underwriting agreement (if any), the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Warrants will be duly authorized and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

               Our opinions set forth above are subject to the following general qualifications:

                    a. The obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reor-ganization, fraudulent conveyance, marshalling, moratorium or other similar laws affecting generally the rights and remedies of creditors or the obligations of debtors, and
               (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief;

                    b. The enforcement of any rights or remedies is or may be subject to an implied duty on the part of the party seeking to enforce such rights to take action and make determinations on a reasonable basis and in good faith;

                    c. We express no opinion as to the enforceability of prospective waivers of rights to notice or a hearing, or other rights granted by constitution or statute, powers of attorney, provisions purporting to relieve parties of the consequences of their own negligence or misconduct, provisions granting indemnity or rights of contribution, provisions purporting to establish evidentiary standards, or

          Health and Rehabilitation Properties Trust
          June 2, 1994
          Page 5



               provisions purporting to grant a right to the appointment of a receiver; and

                    d. The enforceability of the Indenture and the Warrant Agreements may be limited by general principles of contract law which include (i) the unenforceability of provisions to the effect that provisions therein may only be amended or waived in writing to the extent that an oral agreement modifying such provisions has been entered into,
               (ii) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreed exchange, and (iii) the exercise of judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

               To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

               To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our

          Health and Rehabilitation Properties Trust
          June 2, 1994
          Page 6



          firm in the Prospectuses forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,



                                             SULLIVAN & WORCESTER